SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K



                                CURRENT REPORT

                                --------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: August 14, 1998



                        RECKSON ASSOCIATES REALTY CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                   Maryland
                           (STATE OF INCORPORATION)


               1-13762                          11-3233650
      (COMMISSION FILE NUMBER)                  (IRS EMPLOYER ID. NUMBER)

                              225 Broadhollow Road               11747
                               Melville, New York                (ZIP CODE)
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (516) 694-6900
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.   OTHER EVENTS

     On July 23, 1998 Reckson Operating Partnership, L.P. ("ROP"), entered into a three-year unsecured credit facility with The Chase Manhattan Bank, as Arranger, Book Manager and Administrative Agent, UBS AG, New York Branch, as Arranger and Syndication Agent, and PNC Bank, National Association, as Documentation Agent (the "Credit Facility"). The Credit Facility provides for a maximum borrowing amount of up to $500 million at any time outstanding. ROP is authorized to borrow a maximum amount of up to $500 million. ROP's ability to borrow under the Credit Facility will be subject to the satisfaction of, among other things, certain financial covenants, including covenants relating to limitations on unsecured and secured borrowings, minimum interest and fixed charge coverage ratios, a minimum combined equity value, a minimum unsecured interest coverage ratio, a minimum unsecured debt yield, a minimum adjusted unencumbered net operating income, a maximum dividend payout ratio, and a minimum consolidated interest coverage ratio. The interest rates applicable to borrowings under the Credit Facility will be priced off of LIBOR plus a scale ranging from 137.5 basis points based on the leverage ratio of the Company. Upon the Company receiving an investment grade rating on its senior unsecured debt by two rating agencies, the pricing is adjusted based off of LIBOR plus a scale ranging from 65 basis points to 90 basis points depending upon the rating.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

     1.1  1998 Credit Facility Agreement

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                       RECKSON ASSOCIATES REALTY CORP.







                                       /s/ Michael Maturo
                                       ------------------

                                       Michael Maturo
                                       Executive Vice President
                                       and Chief Financial Officer



Date:  August 12, 1998